UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 8, 2009
Chevron Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-368-2	94-0890210

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6001 Bollinger Canyon Road, San Ramon, CA	94583

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (925) 842-1000
None
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)	On December 9, 2009, the independent members of the Board of Directors of Chevron Corporation (“Chevron”) approved a new base salary of $1,500,000 for J.S. Watson (a $500,000 increase) to be effective January 1, 2010 when Mr. Watson assumes the position of Chairman and Chief Executive Officer. The independent members of the Board also ratified the decision of the Management Compensation Committee of the Board on December 8, 2009, to approve a new base salary of $1,200,000 for G.L. Kirkland (a $200,000 increase) to be effective January 1, 2010 when Mr. Kirkland assumes the position of Vice Chairman of the Board and Executive Vice President of Upstream and Gas. In addition, the Board approved target percentages for awards under the Chevron Incentive Plan for the 2010 performance year for the position of Chief Executive Officer to be 125 percent of base salary and for the position of Vice Chairman to be 100 percent of base salary. These are not guaranteed awards but are targets with the actual amounts depending on Chevron’s corporate performance and the executive officer’s individual performance as more fully described in Chevron’s Proxy Statement dated April 13, 2009 under the heading “Annual Cash Incentive –The Chevron Incentive Plan” beginning on page 26. Chevron does not have employment agreements with Mr. Watson or Mr. Kirkland.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEVRON CORPORATION
Dated: December 11, 2009	By	/S/ CHRISTOPHER A. BUTNER
Christopher A. Butner
Assistant Secretary and Managing Counsel, Securities/Corporate Governance